UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

BIOMEA FUSION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40335	82-2520134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Main Street Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 980-9099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BMEA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2021, Sumita Ray, J.D. was appointed to the Board of Directors (the “Board”) of Biomea Fusion, Inc. (the “Company”), effective June 16, 2021, as a Class I director, with an initial term expiring at the Company’s 2022 annual meeting of stockholders, filling a vacancy. The Company determined that Ms. Ray qualifies as an “independent director” for purposes of the Nasdaq listing standards.

Ms. Ray currently serves as General Counsel and Chief Compliance Officers of Calithera Biosciences, Inc., a public biotechnology company, where she has served since September 2017. Prior to joining Calithera, she served as Chief Compliance Officer and Associate General Counsel, Head of Healthcare and Regulatory Law at Pharmacyclics, where she supported the company through the global approval and launch of Imbruvica in multiple indications from April 2013 to November 2015. Previously, Ms. Ray served as Head of BioNeurology & Regulatory Law Group at Elan Pharmaceuticals, Corporate Counsel, Commercial Law Group at Genentech and Corporate Counsel at AstraZeneca. Ms. Ray serves also on the Advisory Board of BioTrillion, a healthtech startup developing digital biomarkers for disease detection. Ms. Ray started her career as a pharmaceutical and products liability litigator at Montgomery, McCracken, Walker and Rhoads LLP. Ms. Ray holds a J.D. from Temple University School of Law and a B.S. in Microbiology from the University of Arizona. She has more than 20 years of expertise in FDA regulatory law, global health care law and compliance, brand support, product launches, collaborations and alliances. The Company believes that Ms. Ray is qualified to serve on our board of directors due to her demonstrated leadership in her field and her experience as an officer of biotechnology and pharmaceutical companies.

Ms. Ray will receive cash compensation pursuant to the Company’s standard non-employee director compensation as described in the Company’s non-employee director compensation program filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on April 12, 2021. Her annual cash retainer will be prorated for 2021 to reflect her expected term. In addition, pursuant to the program, Ms. Ray will receive an option under the Company’s 2021 Equity Incentive Plan to purchase that number of shares of our common stock on June 16, 2021, the effective date of Ms. Ray’s appointment, referred to as the Initial Grant, with a black-scholes grant value of $360,000 and an option to purchase that number of shares of our common stock automatically on the date of each annual stockholder’s meeting thereafter, referred to as the Annual Grant, with a black-scholes grant date value of $185,000. The Initial Grant will vest as to 1/36th of the underlying shares on a monthly basis over three years, subject to Ms. Ray’s continued service through each applicable vesting date. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting to the extent unvested as of such date, subject to Ms. Ray’s continued service through each applicable vesting date.

In connection with Ms. Ray’s appointment to the Board, the Company will enter into an indemnification agreement with Ms. Ray in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders, which form was filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 12, 2021.

There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Ms. Ray had or will have a direct or indirect material interest. There are no arrangements or understandings between Ms. Ray and the Company or any other persons pursuant to which Ms. Ray was appointed as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEA FUSION, INC.

Date: June 16, 2021	By:	/s/ Thomas Butler
Thomas Butler
Chief Executive Officer